SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Cash Trust Series, Inc. on behalf of Government Cash Series, Municipal Cash Series, Prime Cash Series, Treasury Cash Series(the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended May 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: July 15, 2005

/s/ J. Christopher Donahue
J. Christopher Donahue, President, Principal Executive Officer



Dated: July 15, 2005

/s/ Richard J. Thomas
Richard J. Thomas, Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.